                                                                  EXHIBIT (h)(7)

                   ADDENDUM TO FUND PARTICIPATION AGREEMENT

     The Fund Participation Agreement, made the 1st day of January, 2000, by and among PACIFIC LIFE INSURANCE COMPANY (formerly Pacific Mutual Life Insurance Company) ("Pacific Life"), a life insurance company domiciled in California, on its behalf and on behalf of its segregated asset accounts listed on Exhibit A to the Agreement; PACIFIC LIFE & ANNUITY COMPANY (formerly PM Group Life Insurance Company) ("PL&A", and, together with Pacific Life, the "Companies"), a life insurance company domiciled in Arizona, on its behalf and on behalf of its segregated asset accounts listed on Exhibit A to the Agreement (the segregated asset accounts of the Companies are referred to collectively as the "Separate Accounts"); PACIFIC SELECT FUND (the "Fund"), a Massachusetts business trust; and PACIFIC MUTUAL DISTRIBUTORS, INC. (formerly Pacific Equities Network ) ("Distributor"), a California corporation, is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 28th day of January, 2000.


     1. Effective May 1, 2000, Exhibit B attached to the Agreement, is amended as shown on Exhibit B attached to this Addendum.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    PACIFIC SELECT FUND

ATTEST: /s/ AUDREY L. MILFS         BY: /s/ THOMAS C. SUTTON
       ----------------------          -----------------------
       Name:  Audrey L. Milfs          Name:  Thomas C. Sutton
       Title: Secretary                Title: Chairman of the Board and Trustee


                                    PACIFIC MUTUAL DISTRIBUTORS, INC.


ATTEST: /s/ AUDREY L. MILFS         BY: /s/ GERALD W. ROBINSON
       ----------------------          -----------------------
       Name:  Audrey L. Milfs          Name:  Gerald W. Robinson
       Title: Secretary                Title: Chairman and Chief Executive
                                              Officer

                                       PACIFIC LIFE INSURANCE COMPANY


ATTEST: /s/ AUDREY L. MILFS          BY: /s/ THOMAS C. SUTTON
       ----------------------           ------------------------
       Name: Audrey L. Milfs            Name: Thomas C. Sutton
       Title: Secretary                 Title: Chairman of the Board and
                                               Chief Executive Officer


ATTEST: /s/ AUDREY L. MILFS          BY: /s/ GLENN S. SCHAFER
       ------------------------         ------------------------
       Name: Audrey L. Milfs            Name: Glenn S. Schafer
       Title: Secretary                 Title: President


                                    PACIFIC LIFE & ANNUITY COMPANY


ATTEST: /s/ AUDREY L. MILFS         BY: /s/ LYNN C. MILLER
       -----------------------         ----------------------
       Name: Audrey L. Milfs           Name: Lynn C. Miller
       Title: Secretary                Title: Executive Vice President

                                    Exhibit B

                             Money Market Portfolio
                            High Yield Bond Portfolio
                             Managed Bond Portfolio
                         Government Securities Portfolio
                           Small-Cap Equity Portfolio
                           Aggressive Equity Portfolio
                               Growth LT Portfolio
                             Equity Income Portfolio
                            Multi-Strategy Portfolio
                            Large-Cap Value Portfolio
                             Mid-Cap Value Portfolio
                                Equity Portfolio
                            Bond and Income Portfolio
                             Equity Index Portfolio
                            Small-Cap Index Portfolio
                                 REIT Portfolio
                          International Value Portfolio
                           Emerging Markets Portfolio
                        International Large-Cap Portfolio
                         Diversified Research Portfolio
                           I-Net Tollkeeper Portfolio





     Effective May 1, 2000